Form C

Cover Page

Name of issuer:

Bee Consultants dba HiveMind LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: CO

Date of organization: 7/27/2016

Physical address of issuer:

925 B Peachtree Street, Suite 138
Atlanta GA 30309

Website of issuer:

http://ww.techhivemind.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

7.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Convertible Note

Target number of securities to be offered:

50,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1; each investment is convertible to one unit as described under Item 13.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$107,000.00

Deadline to reach the target offering amount:

7/17/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

3

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$13,024.07	$7,888.73
Cash & Cash Equivalents:	$524.07	$3,428.73
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$61,200.00	$0.00
Long-term Debt:	$0.00	$60,000.00
Revenues/Sales:	$194,525.89	$106,330.59
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$2,100.00	$382.28
Net Income:	$63,498.60	$3,843.59

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Bee Consultants dba HiveMind LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Joseph Kelly	President	HiveMind	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Joseph Kelly	President	2016
marcella Naeverro	Strategic Partnerships & Licensing	2016
Wayne Robarge	Soil Scientist	2018
Andrew Grieve	Oil & Gas Division Lead	2017
Michael McCord	Biome Designer	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Joseph Kelly	1000000.0 Membership Interests	100.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

The carbon drawdown market is a cutting edge space and hence the risks to growth are uncertain.

Data on the total amount of carbon sequestered in temperate climates may not be replicable in tropical climates.

Mycelium is a living organism and thus can be killed or damaged in transport. Likewise the results vary by climate, conditions, etc.. so the total drawdown is not assured.

Real time testing of carbon capture is a relatively new field and significants of such data is needed to ensure that our technology is scaled globally.

Other drawdown technologies may be supported and subsidized by major players including the US government and may gain market dominance.

The long term efficacy of mycelium in closed environments is not well understood over decades and thus may pose a riskof failure.

marcella Naeverro is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

Andrew Grieve is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

Wayne Robarge is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

Michael McCord is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,000**

Use of Proceeds: 25% toward key hires including mycologist, 45% toward stockpiling mycelium for Shell scale up, 23% for R & D, 7% toward Wefunder.

If we raise: **$107,000**

Use of Proceeds: 25% toward key hires including mycologist, 45% toward stockpiling mycelium for Shell scale up, 23% for R & D, 7% toward Wefunder.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

Convertible note with $1,500,000.00 valuation cap; 20.000% discount; 6% interest.
See exact security attached as Appendix B, Investor Contracts.

Type of Security: Convertible Promissory Notes ("Notes").

Amount to be Offered: The goal of the raise is $50,000.00

Valuation Cap: $1,500,000.00

Discount Rate: 80%

Maturity Date: 24 months from the Effective Date.

Investors: A "Major Investor" shall be an Investor that purchases a Note or Notes with an aggregate original principal balance of $25,000.00 or more.

Interest Rate:

Interest shall commence with the date hereof and shall continue on the outstanding principal amount until paid in full or converted. Interest shall be computed on the basis of a year of 365 days for the actual number of days elapsed. All unpaid interest and principal shall be due and payable on or after the Maturity Date.

CONVERSION AND REPAYMENT.
(a) Conversion upon a Change of Control. If the Company consummates a Change of Control (as defined below) while this Note remains outstanding, the Company shall convert the outstanding principal amount of this Note and any unpaid accrued interest into shares of Preferred Units of the Company ("Preferred Shares") at a conversion price equal to the quotient resulting from dividing $1,500,000 by the number of outstanding shares of equity securities of the Company
immediately prior to the Change of Control (assuming conversion of all securities convertible into Common Units and exercise of all outstanding options and warrants, but excluding the shares of equity securities of the Company issuable upon the conversion of Notes or other convertible securities issued for capital raising purposes (e.g., Simple Agreements for Future Equity)) (the "Equity Shares"). A "Change of Control" means: (1) a consolidation or merger of the Company
with or into any other corporation or other entity or person, or any other reorganization, other than any such consolidation, merger or reorganization in which the units of the Company immediately prior to such consolidation, merger or reorganization, continue to represent a majority of the voting power of the surviving entity immediately after such consolidation, merger or reorganization; (2) any transaction or series of related transactions to which the Company is a party in which in excess of 50% of the Company's voting power is transferred; (3) the sale or transfer of all or substantially all of the Company's assets, or the exclusive license of all or substantially all of the Company's
material intellectual property; or (4) the closing of the Company's first firm commitment underwritten initial public offering of Common Units pursuant to a registration statement filed under the Act; provided that a Change of Control shall not include any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or any successor, indebtedness of the Company is cancelled, or converted or a combination thereof. The Company shall give the Holder notice of a Change of Control not less than 10 days prior to the anticipated date of consummation of the Change of Control.

(b) Conversion upon a Qualified Financing. In the event that the Company issues and sells Equity Shares to investors (the "Investors") on or before the Maturity Date in an equity financing with total proceeds to the Company of not less than ONE MILLION dollars ($1,000,000) (excluding the conversion of the Notes or other convertible securities issued for capital raising purposes (e.g., Simple Agreements for Future Equity)) (a "Qualified Financing"), then the outstanding principal amount of this Note and any unpaid accrued interest shall automatically convert in whole without
any further action by the Holder into Preferred Shares at a conversion price equal to the lesser of (i) the cash price paid per share for Equity Shares by the Investors in the Qualified Financing multiplied by the Discount Rate, and (ii) the quotient resulting from dividing $1,500,000 by the number of outstanding Equity Shares of the Company immediately prior to the Qualified Financing (assuming conversion of all securities convertible into Equity Shares and exercise of all outstanding options and warrants, but excluding the Equity Shares of the Company issuable upon the conversion of Notes or other convertible securities issued for capital raising purposes (e.g., Simple Agreements for Future Equity)). Notwithstanding this paragraph, if the conversion price of the Notes as determined pursuant to this paragraph (the "Conversion Price") is less than the price per share at which Equity Shares are issued in the Qualified Financing, the Company may, solely at its option, elect to convert this Note into shares of a newly created series of Preferred Units having the identical or similar rights, privileges, preferences and restrictions as the Equity Shares issued in the Qualified Financing, and otherwise on the same terms and conditions, other than with respect to (if applicable): (i) the per share liquidation preference and the conversion price for purposes of pricebased anti-dilution protection, which will equal the Conversion Price; and (ii) the per share dividend, which will be the same percentage of the Conversion Price as applied to determine the per share dividends of the Investors in the Qualified Financing relative to the purchase price paid by the Investors.

(c) Conversion At or After Maturity. In the event that this Note remains outstanding on the Maturity Date, then the outstanding principal balance of this Note and any unpaid accrued interest shall, upon the election of the majority of Holders prior to the Maturity Date, either: (i) require the Company to pay the outstanding principal amount of the Note plus any unpaid accrued interest; or (ii) convert the Notes into Preferred Shares at a conversion price equal to the quotient resulting from dividing $1,500,000 by the number of outstanding shares of Equity Shares of the Company
as of the Maturity Date.

Pro Rata Rights: *Private Sales for Major Investors.* Investors who invest at least $25,000.00 and are "accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the Notes.

Voting Rights. This Note does not by itself entitle Holder to any voting rights or other rights as a unitholder of the Company. In the absence of conversion of this Note, no provisions of this Note, and no enumeration herein of the rights or privileges of Holder, shall cause Holder to be a unitholder of the Company for any purpose.

Repurchase. If the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Investor for the greater of (i) the Purchase Amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company (such repurchase, the "Repurchase," and such greater value, the "Repurchase Value"); provided, however, that, in the event an Equity Financing occurs within three months after the Repurchase and the Repurchase Value is less than the Aggregate Value (as defined below) of the shares of Safe Preferred Units the Investor would have received had the Repurchase not occurred (where such value is determined by multiplying the number of shares of Safe Preferred Units by the Conversion Price and is referred to as the "Aggregate Value"), the Company shall pay to the Investor an amount equal to the difference between the Aggregate Value and the Repurchase Value promptly following the consummation of the Equity Financing. Such independent appraiser shall be regularly engaged in the valuation of securities. The foregoing repurchase option terminates upon a Change of Control or Dissolution Event.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any term of this Note may be amended or waived with the written consent of the Designated Lead Investor provided that all holders of the notice are given prompt written notice of such waivers and amendments.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Membership Interests	1,000,000	1,000,000	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

Investors in the Convertible Note, if converted, will receive Preferred Units. Preferred units have liquidation preferences, but do not have voting rights.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the unitholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the unitholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The unitholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The unitholders have the right to redeem their securities at any time. **Unitholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional units, an Investor's interest will typically also be diluted.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a Convertible Note is determined by the investor, and we do not guarantee that the Convertible Note will be converted into any particular number of shares.

As discussed in Question 13, when we engage in an offering of equity involving Units, Investors may receive a number of shares of Preferred Units calculated as either the conversion price equal to
the lesser of (i)
80% of the price paid per share for Equity Securities by the Investors in the Qualified Financing
or (ii) the price equal to the quotient of the valuation cap of $1,500,000.00 (the "Valuation Cap") divided by the aggregate number of outstanding shares of the Company's units as of immediately prior to the initial closing of the Qualified Financing (assuming full conversion or exercise of all convertible and exercisable securities then outstanding, but excluding the shares of equity securities of the Company issuable upon the conversion of the Notes or any other debt).

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the Units that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our board of directors. Among the factors we may consider in determining the price of Units are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.
In the future, we will perform valuations of our units that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the
- market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Management, and the Investor will have no independent right to name or remove an officer or member of the Management of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from unitholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company to manage the Company so as to maximize value for unitholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company. If the Management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Loan

Lender	William Chinnock
Issue date	01/01/17
Amount	$42,500.00
Outstanding principal plus interest	$42,500.00 as of 02/13/19
Interest rate	0.0% per annum
Maturity date	06/01/19
Current with payments	Yes

Loan

Lender	Bryan Price
Issue date	01/01/18
Amount	$20,000.00
Outstanding principal plus interest	$21,000.00 as of 02/26/19
Interest rate	5.0% per annum
Maturity date	04/10/19
Current with payments	Yes

Loan

Lender	Drew Tulchin
Issue date	08/01/18
Amount	$27,500.00
Outstanding principal plus interest	$28,000.00 as of 02/13/19
Interest rate	5.0% per annum
Maturity date	04/30/19
Current with payments	Yes

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
		No exempt offerings.		

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

We help Fortune 200 companies like Shell Oil and Cummins Diesel meet their carbon budgets.We are also launching a retail brand called NetZero that will empower every American to sequester their carbon footprint in their lawn, garden, or urban lot.

Our mission is to be the first billion dollar carbon drawdown company.

Milestones

Bee Consultants dba HIveMind LLC was incorporated in the State of Colorado in January 2016. The Company may convert to a C-corp at some point in the future.

Since then, we have:

- HiveMind has developed the first proprietary biological technology to capture and sequester green house gases proven in the field.
- Our per ton CO2e drawdown rate is $35 compared to $100 for mechanical drawdown methods.
- We have two of the world's top ten carbon emitters, Cummins Diesel and Shell Oil, as clients. We are in talks with six more including IKEA, Engie, and CBE.
- Shell Oil has ordered their first pilot, a green roof inoculated with our mycelium, in London for March, 2019 completion. After thirty days they will consider us for another 125 stations; a project worth $600,000 in sales by the end of 2019. Our margins are 48% so that's $290,000 in profits.
- Once the 125 UK stations are completed then Shell will consider HiveMind for global adoption to 44,000 service stations world-wide.
- Our margins are 44-48% leaving plenty of profit for R & D and also return on investment.
- We are launching a retail brand called NetZero in June, 2019 to allow Americans to sequester their carbon foot print, 20 tons on average, in their yard, garden, or urban lot.

Historical Results of Operations

- *Revenues & Gross Margin.* For the period ended December 30, 2018, the Company had revenues of $194,525.89 compared to the year ended December 30, 2017, when the Company had revenues of $106,330.59. Our gross margin was 100.0% in fiscal year 2018, compared to 100.0% in 2017.
- *Assets.* As of December 30, 2018, the Company had total assets of $13,024.07, including $524.07 in cash. As of December 30, 2017, the Company had $7,888.73 in total assets, including $3,428.73 in cash.
- *Net Income.* The Company has had net income of $63,498.60 and net income of $3,843.59 for the fiscal years ended December 30, 2018 and December 30, 2017, respectively.
- *Liabilities.* The Company's liabilities totaled $61,200 for the fiscal year ended December 30, 2018 and $60,000 for the fiscal year ended December 30, 2017.

Liquidity & Capital Resources

To-date, the company has been financed with $90,000 in debt.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 3 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 12 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Bee Consultants dba HIveMind LLC cash in hand is $20,000, as of February 2019. Over the last three months, revenues have averaged $15,000/month, cost of goods sold has averaged $4,500/month, and operational expenses have averaged $25,500/month, for an average burn rate of $15,000 per month. Our intent is to be profitable in 3 months.

The $4,500 COGS was from Mycellium purchased in 2016.

Since the end of 2018, Shell Oil ordered their pilot project in London and are looking at doing another 125 retrofits.

In the next 3 - 6 months, we expect (although cannot guarantee) to complete the Shell pilot, start on the retrofits, have a Scottish university vet the results, bring on several other Fortune 200 companies, and begin to be vetted as a carbon credit.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

I, Joseph Kelly, certify that:

(1) the financial statements of Bee Consultants dba HiveMind LLC included in this Form are true and complete in all material respects ; and

(2) the tax return information of Bee Consultants dba HiveMind LLC included in this Form reflects accurately the information reported on the tax return for Bee Consultants dba HiveMind LLC filed for the fiscal year ended 2018.

Joseph Kelly
President

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities? ☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.techhivemind.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Bee Consultants LLC Convertible Note

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Andrew Grieve
Joseph Kelly
marcella Naeverro
Michael McCord
Wayne Robarge

Appendix E: Supporting Documents

hivemindOA.pdf



INVEST IN HIVEMIND

maximum target met

$0
raised of $0 maximum target from 0 investors

HiveMind markets mycelium that captures greenhouse gases to stop climate change.

HiveMind has developed a proprietary mycelium blend that sequesters significant amounts of CO2 and other green house gases. Our technology have been verified by Europe's top industrial process agency. We have two of the world's top CO2 emitters, Cummins Diesel and Shell Oil, as clients. We are completing a pilot project for Shell Oil Company installing green roofs inoculated with our mycelium on gas stations in London.



Joseph Kelly
Director
I have a thirty years track record of start ups that combine social justice with high technology.


HiveMind 90 . Second Video

Why you may want to invest

1. We sequestered 135 tons of CO2 on a 500 square foot green roof. That's a significant amount in a small space.
2. Shell is covering their gas stations in London with green roofs inoculated with our mycelium.
3. Our founder was nominated for the "Nobel Prize for Sustainability", the Katerva Award, for the development of our mycelium technology.
4. We are launching a retail brand, NetZero, for Americans to sequester their carbon foot print in their lawn, garden, or urban lot.

$ 100 min

REMIND ME

What you are investing in

Convertible Note

$1.5M valuation cap

6% interest
20% discount
$25K+ pro rata right threshold

A Convertible Note is debt that converts to equity. If you invest, you're betting the company will be worth more than $1.5M in the future.

Earning a return
Learn more about convertible notes

Investor perks

$250+
Hive Mind T Shirt

$500+
HiveMind T Shirt & Coffee Mug

$1,000+
HiveMind T shirt, Coffee Mug, & Tote Bag

$10,000+
Visit one of our sequestration sites in the Amazon, Thailand or Himalayas.

see less

5. We are in advanced talks with IKEA, Engie, France's largest utility, Crown Estate, the trust that manages the British Royal families' lands, CBRE, Kingspan, and a dozen others about adopting our mycelium technology.
6. Verra, South Pole, and other carbon offset companies are interested in licensing our technology to over 1,000 clients.
7. To date, our investors have been climate professionals, green tech angels, and clients. All understand the complexity of the climate challenge and the massive profits of a natural solution.

Our Ambition

Our mission is to be the first billion dollar carbon drawdown company. We did $200,000 worth of business with Cummins Diesel in 2018 and are on track to double that in 2019. Shell is planning on a UK rollout in 2019 to 125 gas stations and possible global adoption to 44,000 sites in 2020. We are also in talks with IKEA, France's largest utility, The Crown Estate, the entity that manages the British Family's properties, the Welsh government, and many others about adopting our technology.

HiveMind_Deck_Clients.pdf

download-1.jpg

229696-bbeb90485ac434b9c8aa00a410fc60d5-large.jpg

HiveMind_White_Paper.pdf

HiveMIndTech_OnePager.pdf

techhivemind.com

Why I Like HiveMind

HiveMind is an innovative company utilizing a natural technology to pull carbon out of the atmosphere and into the soil.



Mike McCord

OWNER OF COMMUNITY FOODSCAPES, BIOME DESIGNER FOR HIVEMIND

THE BUZZ ABOUT HIVEMIND

This is an innovative idea with true leadership using business for environmental betterment.



Drew Tulchin

Impact investor and Start-Up Entrepreneur

HiveMind is able to take a blend of mycelium, amplify a natural process, and literally pull greenhouse gasses out of the air and lock them in the dirt. Has anyone else proposed such an elegant solution to global warming?



Bryan D. Price, M.D.

Hopeful citizen of Earth

This team has propelled a distinct vision and secured meaningful contracts with major industry players. This science is promising and the team has the expertise to execute. If you care about mitigating climate change risks, then Hive Mind should be a serious investment candidate.



Jill Myers

Founder & CEO

HiveMind's Revolutionary Mycelium CO2 Sequestration Technology

ATLANTA & LONDON - 12-31-2018 (PRDistribution.com) - The Paris Climate Agreement was a triumph after decades of trying to get the leaders of the world's economies to agree to mitigate - though not fully avoid - catastrophic climate

February 23, 2019 @ datelinecarolina.org

HiveMind's Revolutionary Mycelium CO2 Sequestration Technology

ATLANTA & LONDON - 12-31-2018 (PRDistribution.com) - The Paris Climate Agreement was a triumph after decades of trying to get the leaders of the world's economies to agree to mitigate - though not fully avoid - catastrophic climate

February 23, 2019 @ kfmbfm.com

HiveMind's Revolutionary Mycelium CO2 Sequestration Technology

ATLANTA & LONDON - 12-31-2018 (PRDistribution.com) - The Paris Climate Agreement was a triumph after decades of trying to get the leaders of the world's economies to agree to mitigate - though not fully avoid - catastrophic climate

February 18, 2019 @ cbs8.com

HiveMind's Revolutionary Mycelium CO2 Sequestration Technology

ATLANTA & LONDON - 12-31-2018 (PRDistribution.com) - The Paris Climate Agreement was a triumph after decades of trying to get the leaders of the world's economies to agree to...

February 18, 2019 @ nbc-2.com

HiveMind's Revolutionary Mycelium CO2 Sequestration Technology

ATLANTA & LONDON - 12-31-2018 (PRDistribution.com) - The Paris Climate Agreement was a triumph after decades of trying to get the leaders of the world's economies to agree to...

February 18, 2019 @ erienewsnow.com

Catastrophic Climate Change Can be Stopped

Over one trillion tons of carbon has been released into the atmosphere. We need to take it all back out by 2050. HiveMind is the natural solution.



Every day, over 110,000 million tons of CO_2 is released into the atmosphere. That's the heat equivalent of six Hiroshima sized bombs exploding every second. We are bequeathing our children and grandchildren a planet unfit for human life.

HiveMind Has Two of the World's Top Ten Carbon Emitters as Clients

HiveMind's technology was developed over twelve years on a hundred sites in the U.S., U.K., and Europe. We believe we are the only proven natural biological method of sequestering CO_2, N_2O, and other greenhouse gases at global scale vetted by independent third parties. The worlds 7th largest CO_2 emitter, Cummins Diesel, adopted our technology in 2017, and Shell Oil ordered their first pilot in 2018 for completion in April, 2019. Shell is covering a gas station in London with a green roof inoculated with our mycelium and are considering HiveMind for global adoption to over 44,000 gas stations.

The Trillion Dollar Drawdown Opportunity

The Drawdown Market is predicted to rise to $35 billion by 2025 and a staggering $100 billion by 2030. The Paris Agreement's first reporting is due in 2020 and many countries and companies are realizing they are coming up short by millions and even billions of tons of CO_2 and other greenhouse gases. Even if we stopped using fossil fuels today, the CO_2 in the atmosphere would stay there for thousands of years. The only way to make up that shortfall in the time frame available is through drawdown technology.


CO2
parts per million (ppm)
400,000 years
For centuries, atmospheric carbon dioxide had never been above this line
current level
1950 level
450 ppm
375 ppm
300 ppm
225 ppm
150 ppm
400,000
300,000
200,000
100,000
0
years before today
(0 = 1950)

Shell Oil is Considering HiveMind for Global Adoption



Royal Dutch Shell Oil has pledged to reduce their carbon footprint by 50% by 2050. Thats billions of metric tons of CO2 that needs to be drawdown. We are pitching Shell in April for possible global adoption to over 44,000 service stations covered with a green roof inoculated with our mycelium.

Traction with the World's Largest CO2 Emitters

We are in talks with dozens of governments, corporations, and utilities including IKEA, the Welsh government, the Crown Estate (they control the British Royal Families' land holdings), AFL Architects, CBRE, VERRA, South Pole, and too many others to list to adopt our mycelium technology at global scale.

CBRE
GLOBAL
INVESTORS

THE CROWN ESTATE

Llywodraeth Cymru
Welsh Government

VERRA

south pole

What's Next: Introducing NetZero Retail Brand

We are launching a retail brand, NetZero, that allows Americans to sequester their carbon footprint in their lawn, garden, or urban lot. It will be launched in June, 2019 and an investment in HiveMind will also fund our launch and scale up of NetZero.



ARE YOU NET ZERO?
Billions of years ago, a friendship was sparked between plants and fungi. Today this symbiosis is capable of solving climate change. Cast the contents of this box upon your soil. The mycelium will work together with the root system of your plants, trapping excess CO2 and significantly reducing you carbon footprint.
carbon bank
withdraw your atmospheric CO2
how to use mycelium
1 make your first deposit.
Add water and pour or spray on soil. If you have tablets then simply bury in soil and then water.
2 allow your interest to grow.
Sit back and let the mycelium blend increase 100-1,000 times forming a carbon bank in the soil.
3 check your balance.
Use the included test kit to see how much carbon you are sequestering!

Our Timeline

- **2007** — HiveMind develops proprietary blend of carbon capturing mycelium species for Chicago Green Roofs Program
- **2012** — HiveMind successfully bioremediates over a dozen radioactive sites throughout the Southwest using mycelium.
- **2015** — HiveMind competes and wins against 120 other companies to help Cummins drawdown 16.5 million tons of CO2.
- **2016** — HiveMind completes pilot problems for Cummins in the UK and Germany sequestering over 100 metric tons of CO2e.
- **2017** — Europe's number one industrial process, EEVS, verifies HiveMind's technology.
- **2018** — Weatherproofing Advisors wins UK license for HiveMind's technology and brings Shell Oil, Engie (France's largest utility), IKEA, CBRE, and many other Fortune 200 companies.
- **2018** — Shell Oil orders its first pilot for a green roof inoculated with our mycelium in London.
- **2019** — HiveMind launches NetZero empowering Americans to sequester their own carbon footprint in their lawn, garden, or urban lot.

How We'll Use the Funds Raised

We will use funds from this raise to accomplish three key tasks vital to scale for the regional rollout for Shell in the UK. That rollout will gross us $600,000 and net $280,000 in 2019. It will also position us to be considered for global adoption by Shell to over 44,000 gas stations worldwide.

1.) Stockpile enough mycelium from laboratories to complete the Shell U.K. rollout and get us to cash flow positive. We will also develop a blend that can be deployed in tropical environments.

2.) Complete key hires such as putting our mycologist, soil scientist, and climatologist on retainer instead of hiring by the hour. Also hire a dedicated sales person, redesign both our corporate and retail websites, and hire a social media manager.

3.) Bring mycelium production in house with our own laboratory giving us better returns on our R & D, lowering our costs, and giving us greater control over our intellectual property rights.

Climate Change by the Numbers

800,000 years	300M years	1 Trillion	$35
Current Highest Surface Temperature	Current Most Acidic Ocean Waters	Tons of CO2 to Be Drawdown by 2050	HiveMind's Cost to Drawdown a Ton of CO2.

$100	44,000 Stations	$2,500	$5,000,000
Competitor's Cost to Drawdown a Ton of CO2	Shell's Global Adoption Scale	Profit Per Site	Projected Sales in 2020

HiveMind's Business Model & Revenue



HiveMind has three current and two new revenue streams.

1.) We sell licensing technology per country for one year for $25,000.

2.) We cost per project for Cummins Diesel with a range of $16,000 to $32,000.

3.) We cost per site for Shell at $2,500 and that allows us to scale up regionally and globally quickly.

4.) We are launching a retail brand called NetZero in June, 2019 that will allow Americans to sequester their carbon footprint in their lawn, garden, or urban lot.

5.) We are developing the One Gigaton Project to sequester over one million tons per site in the American midwest, amazon, and Himalayas.

Our margins are 44.5% so we have plenty of profits as we scale up.

Meet the Founders

We have brought together key players from fields ranging from high finance to soil science, corporate supply chain to mycology. Our team is singularly poised to bring together Fortune 200 companies with the only all natural solution for drawdown technology to stop and even reverse climate change.



Joseph Kelly

Director

I have a thirty years track record of start ups that combine social justice with high technology.



Andrew Grieve

Director of UK Corporate Accounts (part-time)

Andrew Grieve has thirty years experience installing over one million square feet of green roofs.



Marcela Navarro

Director of Global Licensing (part-time)

Over thirty years experience in high finance and sustainability with Fortune 200 companies.



Wayne Robarge
Soil Scientist

Soil scientist and professor of chemistry at North Carolina State University.



Michael McCord
Biome Developer

Mike McCord is the founder of Community Foodscapes, a permaculture-focused landscape firm.

AND THE REST OF THE TEAM



Kylie Brown
Director of US Sales & Marketing

Kylie Brown has had an extraordinary career launching game changing and planet saving projects.

Raised $90,000From 3+ Investors

Drew Tulchin
Impact investor using the power of the business for good.

Dr. Bryan Price

James Michael Hendrix

Interview

– COLLAPSE ALL

WF: What's new about what you're making? How is it different?

HM: The Paris Agreements in 2015 only mentioned two ways to stop catastrophic climate change: limiting emissions and ramping up renewables. By 2018, both Shell Oil and the United Nations released reports saying those two options were not nearly enough and that massive implementation of drawdown technology was needed. As companies run up against their 2020 reporting for Paris drawdown technology is developing into a one hundred billion dollar market. We believe we are the only drawdown technology that offers a natural biological method that has been proven in the field, vetted by third parties, and has huge energy players interested in rapid global deployment.

WF: Who are your competitors? How are you different?

HM: Most drawdown technologies rely on mechanical methods to capture CO_2, are powered by fossil fuels and are alienating technology . They are essentially giant air sucking fans. Not exactly an inspiring vision of the future. HiveMind's mycelium technology works in symbiosis with plants using photosynthesize to power carbon capture and sequestration and also N_2O inhibition.

WF: How will you make money?

HM: We make money three ways: 1.) Regional scale projects through licensing agreements and third party vendors with a set rate of between $5,000 and $10,000 with a minimum scope of 50 sites, 2.) Per project ranging from $15,000 to $31,500 depending on scope, 3.) Licensing agreements per country for $25,000 to $50,000. Our margins are between 42.5% and 48.5%

WF: What do you understand about your business that others don't get?

HM: 1.) Biological sequestration methods can store several orders of magnitude more carbon than mechanical ones. 2.) Using fossil fuels to capture CO_2 is chasing your own tail. 3.) That we don't have ten years to scale up from pilots to global deployment. Bonus Round: The solution shouldn't be as alienating as the problem: i.e. green spaces are better than giant air sucking fans.

WF: How Do We Acquire Customers?

HM: Through Marcella Navarro and Andrew Grieve we have access to over fifty of the Fortune Two Hundred Companies, governments, and even utilities with significant carbon budgets.

WF: What do you expect your 2020 sales to be?

HM: With the Shell scale up we expect our 2020 sales to be three to five million.

WF: What type of intellectual property rights do you have for your technology?

HM: We use a proprietary blend of forty-two species of endomycorrhizae and ectomycorrhizae mycelium designed to help capture and sequester atmospheric carbon. We have a twelve year lead and are the only company to our knowledge to sequester hundreds of tons of CO_2e in the field. Though not currently protected by a biological patent it would be nearly impossible to replicate our research, team, and relationships with companies like Cummins and Shell.

WF: How do you find clients?

HM: Our UK partner, Weatherproofing Advisors, has been working with Fortune 200 companies installing green roofs for over thirty years. Since most are UK & European based they have carbon budgets and are looking for an effective, biological, method of drawdown that also gives them great PR.

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Drew Tulchin INVESTOR Feb 19

Could you tell us more about your investment offering and the return to investors?



Joseph Kelly Director FOUNDER Mar 26

HiveMind is offering a convertible note at a 20% discount of valuation and with 6% interest.

RISKS

1 The carbon drawdown market is a cutting edge space and hence the risks to growth are uncertain.

2 Data on the total amount of carbon sequestered in temperate climates may not be replicable in tropical climates.

3 Mycelium is a living organism and thus can be killed or damaged in

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OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

HiveMind is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min

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